Exhibit 99.1
Information Relating to Item 14 — Other Expense of Issuance and Distribution
     The expenses in connection with the issuance and distribution to Glengrove Small Cap Value Ltd. of 1,783,481 shares of Company common stock, no par value, registered pursuant to the Registration Statement (No. 333-166556) on Form S-3 filed with the Securities and Exchange Commission on May 6, 2010, are set forth in the following table. All amounts are estimates except the Placement Agent fee:

Legal fees and expenses	$20,000
Printing fees and expenses	$1,000
Placement Agent fee	$15,000
Miscellaneous costs	$2,000
Total	$38,000